Exhibit 99

Meridian Bancorp, Inc. Reports Record Net Income for the Fourth Quarter

And Year Ended December 31, 2016

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (January 24, 2017): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”) announced net income of $11.3 million, or $0.22 per diluted share, for the quarter ended December 31, 2016, up from $9.5 million, or $0.18 per diluted share, for the quarter ended September 30, 2016 and $6.9 million, or $0.13 per diluted share, for the quarter ended December 31, 2015. For the year ended December 31, 2016, net income was $34.2 million, or $0.65 per diluted share, up from $24.6 million, or $0.46 per diluted share, for the year ended December 31, 2015. The Company’s return on average assets was 1.05% for the quarter ended December 31, 2016, up from 0.94% for the quarter ended September 30, 2016 and 0.80% for the quarter ended December 31, 2015. For the year ended December 31, 2016, the Company’s return on average assets was 0.87%, up from 0.74% for the year ended December 31, 2015. The Company’s return on average equity was 7.51% for the quarter ended December 31, 2016, up from 6.39% for the quarter ended September 30, 2016 and 4.67% for the quarter ended December 31, 2015. For the year ended December 31, 2016, the Company’s return on average equity was 5.77%, up from 4.19% for the year ended December 31, 2015.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “It is my great pleasure to report record net income of $34.2 million for the year 2016, up $9.6 million, or 39%, from 2015. Our net income of $11.3 million for the fourth quarter of 2016, a new quarterly record, was up $1.8 million, or 19%, from the third quarter of 2016 and $4.4 million, or 64%, from the fourth quarter of 2015. Our earnings momentum over the past year resulted from rising net interest income, driven by our strong organic growth in loans and deposits, along with increasingly favorable trends in asset quality and operating efficiency. These results are also directly related to the hard work of the entire East Boston Savings Bank team, and all of us remain committed to building on these accomplishments to further strengthen our franchise and enhance shareholder value.”

The Company’s net interest income was $33.4 million for the quarter ended December 31, 2016, up $2.1 million, or 6.8%, from the quarter ended September 30, 2016 and $6.1 million, or 22.2%, from the quarter ended December 31, 2015. The interest rate spread and net interest margin on a tax-equivalent basis were 3.09% and 3.31%, respectively, for the quarter ended December 31, 2016 compared to 3.11% and 3.32%, respectively, for the quarter ended September 30, 2016 and 3.17% and 3.39%, respectively, for the quarter ended December 31, 2015. For the year ended December 31, 2016, net interest income increased $19.7 million, or 19.1%, to $122.6 million from the year ended December 31, 2015. The net interest rate spread and net interest margin on a tax-equivalent basis were 3.13% and 3.34%, respectively, for the year ended December 31, 2016 compared to 3.09% and 3.31%, respectively, for the year ended December 31, 2015. The increases in net interest income were due primarily to loan growth, partially offset by increases in the average balances and costs of total deposits and borrowings for the quarter and year ended December 31, 2016 compared to the respective prior periods.

Total interest and dividend income increased to $41.2 million for the quarter ended December 31, 2016, up $2.8 million, or 7.4%, from the quarter ended September 30, 2016 and $8.6 million, or 26.4%, from the quarter ended December 31, 2015, primarily due to growth in the Company’s average loan balances to $3.793 billion. The Company’s yield on interest-earning assets on a tax-equivalent basis was 4.05% for the quarter ended December 31, 2016, up one basis point from the quarter ended September 30, 2016 and up two basis points from the quarter ended December 31, 2015.

Total interest expense increased to $7.8 million for the quarter ended December 31, 2016, up $712,000, or 10.0%, from the quarter ended September 30, 2016 and $2.5 million, or 47.7%, from the quarter ended December 31, 2015. Interest expense on deposits increased to $7.0 million for the quarter ended December 31, 2016, up $689,000, or 11.0%, from the quarter ended September 30, 2016 and $2.2 million, or 45.0%, from the quarter ended December 31, 2015 primarily due to growth in average total deposits to $3.343 billion and an increase in the cost of average total deposits to 0.83%. Interest expense on borrowings increased to $868,000 for the quarter ended December 31, 2016, up $23,000, or 2.7%, from the quarter ended September 30, 2016 and $368,000, or 73.6%, from the quarter ended December 31, 2015 primarily due to growth in average total borrowings to $325.4 million, partially offset by a decrease in the cost of average total borrowings to 1.06%. The Company’s cost of funds was 0.85% for the quarter ended December 31, 2016, up two basis points from the quarter ended September 30, 2016 and 10 basis points from the quarter ended December 31, 2015.

For the year ended December 31, 2016, the Company’s total interest and dividend income increased $26.4 million, or 21.4%, to $149.7 million from the year ended December 31, 2015 primarily due to growth in the average loan balances of $693.1 million, or 24.7%, to $3.495 billion, partially offset by a decrease in the yield on loans on a tax-equivalent basis of five basis points to 4.30% for the year ended December 31, 2016 compared to 4.35% for the year ended December 31, 2015. The Company’s yield on interest-earning assets on a tax-equivalent basis increased 11 basis points to 4.05% for the year ended December 31, 2016 compared to 3.94% for the year ended December 31, 2015.

Total interest expense increased $6.7 million, or 32.7%, to $27.1 million for the year ended December 31, 2016 compared to $20.5 million for the year ended December 31, 2015. Interest expense on deposits increased $5.6 million, or 30.5%, to $24.1 million for the year ended December 31, 2016 from the year ended December 31, 2015 primarily due to growth in average total deposits of $462.1 million, or 17.9%, to $3.049 billion and an increase in the cost of average total deposits of eight basis points to 0.79%. Interest expense on borrowings increased $1.0 million, or 52.8%, to $3.0 million for the year ended December 31, 2016 from the year ended December 31, 2015 primarily due to growth in average total borrowings of $131.2 million, or 89.7%, to $277.6 million, partially offset by a decrease in the cost of average total borrowings of 26 basis points to 1.09%. The Company’s cost of funds increased seven basis points to 0.82% for the year ended December 31, 2016 compared to 0.75% for the year ended December 31, 2015.

Mr. Gavegnano noted, “The robust increases in net interest income have been driven by our proven capabilities to attract and retain high quality commercial loan and core deposit relationships. Over the past five years, our net interest income has steadily risen each consecutive quarter as our total loan portfolio increased $2.6 billion, for a compounded annual growth rate of 24%, and core deposits increased $1.4 billion, for a compounded annual growth rate of 20%.”

The Company’s provision for loan losses was $1.3 million for the quarter ended December 31, 2016, up from $858,000 for the quarter ended September 30, 2016 and $544,000 for the quarter ended December 31, 2015. For the year ended December 31, 2016, the provision for loan losses was $7.2 million compared to $6.7 million for the year ended December 31, 2015. The allowance for loan losses was $40.1 million or 1.02% of total loans at December 31, 2016, compared to $38.7 million or 1.04% of total loans at September 30, 2016 and $33.4 million or 1.08% of total loans at December 31, 2015. The changes in the provision and the allowance for loan losses were based on management’s assessment of loan portfolio growth and composition changes, declines in historical charge-off trends, reductions in problem loans and other improving asset quality trends, partially offset by growth in the multi-family, commercial real estate, construction, and commercial and industrial loan categories. The changes also reflected provisions and charge-offs on a multi-family construction loan relationship of $486,000 during the third quarter of 2016 and $2.3 million during the second quarter of 2015.

Net recoveries totaled $147,000 for the quarter ended December 31, 2016, or 0.02% of average loans outstanding on an annualized basis compared to net charge-offs of $478,000 for the quarter ended September 30, 2016, or 0.05% of average loans outstanding on an annualized basis and net recoveries of $274,000 for the quarter ended December 31, 2015, or 0.04% of average loans outstanding on an annualized basis. For the year ended December 31, 2016, net charge-offs totaled $436,000, or 0.01% of average loans outstanding compared to net charge-offs of $1.7 million for the year ended December 31, 2015, or 0.06% of average loans outstanding.

Non-accrual loans were $13.4 million, or 0.34% of total loans outstanding, at December 31, 2016, down $1.8 million, or 11.6%, from September 30, 2016 and $17.9 million, or 57.1%, from December 31, 2015. The reductions in non-accrual loans were primarily due to the sale at foreclosure during the third quarter of 2016 of an $11.5 million multi-family construction loan in Boston that was originally placed on non-accrual status during the second quarter of 2015, along with steady reductions across all categories of non-accrual loans. Non-performing assets, comprised entirely of non-accrual loans, were $13.4 million, or 0.30% of total assets, at December 31, 2016, down from $15.2 million, or 0.36% of total assets, at September 30, 2016 and $31.3 million, or 0.89% of total assets, at December 31, 2015.

Mr. Gavegnano commented, “During 2016, we successfully reduced our non-performing assets to the lowest levels since before the Great Recession, while our loan charge-off rates have remained at historic lows. These results were achieved through highly selective loan underwriting, diligent credit monitoring and effective collection processes.”

Non-interest income was $5.6 million for the quarter ended December 31, 2016, up from $3.3 million for the quarter ended September 30, 2016 and $2.7 million for the quarter ended December 31, 2015 primarily due to an increase in gain on sale of securities, net. For the year ended December 31, 2016, non-interest income increased $1.2 million, or 8.8%, to $14.2 million from $13.0 million for the year ended December 31, 2015 primarily due to increases of $561,000 in customer service fees and $588,000 in gain on sales of securities, net.

Non-interest expenses were $19.8 million, or 1.84% of average assets for the quarter ended December 31, 2016, compared to $19.2 million, or 1.90% of average assets for the quarter ended September 30, 2016 and $19.2 million, or 2.24% of average assets for the quarter ended December 31, 2015. As compared to the quarter ended December 31, 2015, non-interest expenses increased $591,000, or 3.1%, primarily due to increases of $549,000 in salaries and employee benefits, $399,000 in occupancy and equipment expenses and $317,000 in professional fees, partially offset by decreases of $187,000 in marketing and advertising expenses, $107,000 in foreclosed real estate expenses and $348,000 in other general and administrative expenses. For the year ended December 31, 2016, non-interest expenses increased $4.8 million, or 6.6%, to $77.5 million from $72.7 million for the year ended December 31, 2015, primarily due to increases of $4.1 million in salaries and employee benefits, $933,000 in occupancy and equipment expenses, $332,000 in professional services and $170,000 in other general and administrative expenses, partially offset by decreases of $498,000 in marketing and advertising expenses and $204,000 in foreclosed real estate expenses. The increases in salaries and employee benefits expenses were primarily due to annual increases in employee compensation and health benefits, and expenses associated with the November 2015 grant of restricted stock and stock options to the Company’s directors, officers and employees. In addition, increases in salaries and employee benefits expenses, occupancy and equipment expenses and other general and administrative expenses reflect costs associated with two new branches opened over the past year. The decreases in marketing and advertising expenses reflect lower advertising production and direct mail costs and cost savings associated with the 2015 rebranding of the former Mt. Washington Bank Division into the East Boston Savings Bank brand. The Company’s efficiency ratio improved to 54.33% for the quarter ended December 31, 2016 from 55.81% for the quarter ended September 30, 2016 and 63.81% for the quarter ended December 31, 2015. For the year ended December 31, 2016, the efficiency ratio was 57.95% compared to 64.05% for the year ended December 31, 2015.

Mr. Gavegnano added, “Our efficiency ratio has steadily improved over the past four years from a high of 77.96% for the year 2012 to 57.95% for the year 2016, with further improvement in the ratio to 54.33% for the fourth quarter, reflecting our growth-driven rise in net interest income and prudent management of non-interest expenses. These improvements were realized during a period when we expanded our core banking franchise in the lucrative metropolitan Boston market area to 31 branches. We have opened eight new branches since the end of 2011, including the March opening in Boston’s Chinatown neighborhood, the June roll-out of our innovative mobile branch and the December addition of a second Brookline location during 2016. This expansion has enabled the Bank to attract new business and consumer relationships with the resulting gains in market share of loans and deposits.”

The Company recorded a provision for income taxes of $6.6 million for the quarter ended December 31, 2016, reflecting an effective tax rate of 37.0%, compared to $5.1 million for the quarter ended September 30, 2016, reflecting an effective tax rate of 34.9% and $3.4 million, or a 33.1% effective tax rate, for the quarter ended December 31, 2015. For the year ended December 31, 2016, the provision for income taxes was $17.9 million, reflecting an effective tax rate of 34.3%, compared to $12.0 million, or 32.7%, for the year ended December 31, 2015. The changes in the income tax provision and effective tax rate were primarily due to changes in the components of pre-tax income.

Total assets were $4.436 billion at December 31, 2016, an increase of $262.9 million, or 6.3%, from $4.173 billion at September 30, 2016 and an increase of $911.5 million, or 25.9%, from $3.525 billion at December 31, 2015. Net loans were $3.899 billion at December 31, 2016, an increase of $237.1 million, or 6.5%, from September 30, 2016 and an increase of $853.4 million, or 28.0% from December 31, 2015. Loan originations totaled $550.3 million during the quarter ended December 31, 2016 and $1.6 billion during the year ended December 31, 2016. The net increase in loans for the year ended December 31, 2016 was primarily due to increases of $482.8 million in commercial real estate loans, $189.9 million in multi-family loans, $115.4 million in commercial and industrial loans and $81.2 million in construction loans, partially offset by a decrease of $4.8 million in one- to four-family loans. These net changes exclude reclassifications during the third quarter of $44.3 million in multi-family loans and $34.5 million in commercial real estate loans to one- to four-family loans in accordance with regulatory guidance. Cash and due from banks was $236.4 million at December 31, 2016, an increase of $53.6 million, or 29.3%, from September 30, 2016 and an increase of $140.1 million, or 145.3% from December 31, 2015. Securities available for sale were $67.7 million at December 31, 2016, a decrease of $74.0 million, or 52.2%, from $141.6 million at December 31, 2015 primarily due to $56.4 million in maturities, calls and principal payments and $35.4 million in sales, partially offset by $12.5 million in purchases and $6.4 million in market value appreciation.

Total deposits were $3.476 billion at December 31, 2016, an increase of $246.3 million, or 7.6%, from $3.230 billion at September 30, 2016 and an increase of $732.8 million, or 26.7%, from $2.743 billion at December 31, 2015. Core deposits, which exclude certificate of deposits, increased $493.2 million, or 26.6%, during the year ended December 31, 2016 to $2.348 billion, or 67.5% of total deposits. Total borrowings were $322.5 million, an increase of $2.7 million, or 0.8%, from September 30, 2016 and an increase of $155.3 million, or 92.9%, from December 31, 2015.

Total stockholders’ equity was $607.3 million, an increase of $10.2 million, or 1.7%, from $597.1 million at September 30, 2016 and an increase of $19.2 million, or 3.3%, from $588.1 million at December 31, 2015. The increase for the year ended December 31, 2016 was primarily due to net income of $34.2 million, $6.0 million related to stock-based compensation plans and $3.9 million in accumulated other comprehensive income, reflecting an increase in the fair value of available-for-sale securities, partially offset by a $18.8 million repurchase of 1,337,507 shares of the Company’s common stock and four quarterly dividends of $0.03 per share totaling $6.1 million. Stockholders’ equity to assets was 13.69% at December 31, 2016, compared to 14.31% at September 30, 2016 and 16.69% at December 31, 2015. Book value per share increased to $11.33 at December 31, 2016 from $10.72 at December 31, 2015. Tangible book value per share increased to $11.08 at December 31, 2016 from $10.47 at December 31, 2015. Market price per share increased $4.80, or 34.0%, to $18.90 at December 31, 2016 from $14.10 at December 31, 2015. At December 31, 2016, the Company and the Bank continued to exceed all regulatory capital requirements.

During the quarter ended December 31, 2016, the Company repurchased 116,796 shares of its stock at an average price of $15.79 per share. As of December 31, 2016, the Company had repurchased 2,059,611 shares of its stock at an average price of $13.71 per share, or 75.2% of the 2,737,334 shares authorized for repurchase under the Company’s repurchase program as adopted in August 2015.

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 31 full-service locations in the greater Boston metropolitan area. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2016	September 30, 2016	December 31, 2015
	(Dollars in thousands)
ASSETS
Cash and due from banks	$236,423	$182,852	$96,363
Certificates of deposit	80,323	30,342	99,062
Securities available for sale, at fair value	67,663	145,441	141,646
Federal Home Loan Bank stock, at cost	18,175	17,818	10,931
Loans held for sale	3,944	2,854	4,669
Loans:
One- to four-family	532,450	526,828	458,423
Home equity lines of credit	42,913	46,249	46,660
Multi-family	562,948	522,444	417,388
Commercial real estate	1,776,601	1,607,276	1,328,344
Construction	502,753	490,016	421,531
Commercial and industrial	515,430	501,976	400,051
Consumer	9,712	9,680	10,028

Total loans	3,942,807	3,704,469	3,082,425
Allowance for loan losses	(40,149)	(38,697)	(33,405)
Net deferred loan origination fees	(3,990)	(4,159)	(3,778)

Loans, net	3,898,668	3,661,613	3,045,242
Bank-owned life insurance	40,745	40,451	39,557
Premises and equipment, net	41,427	40,747	40,248
Accrued interest receivable	10,381	9,209	8,574
Deferred tax asset, net	21,461	19,835	21,246
Goodwill	13,687	13,687	13,687
Other assets	3,105	8,281	3,284

Total assets	$4,436,002	$4,173,130	$3,524,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non interest-bearing demand deposits	$431,222	$410,667	$370,546
NOW deposits	630,413	547,650	334,753
Money market deposits	980,344	863,385	860,957
Regular savings and other deposits	305,632	301,754	288,180
Certificates of deposit	1,128,226	1,106,113	888,582

Total deposits	3,475,837	3,229,569	2,743,018
Short-term borrowings	—	—	20,000
Long-term debt	322,512	319,820	147,226
Accrued expenses and other liabilities	30,356	26,685	26,139

Total liabilities	3,828,705	3,576,074	2,936,383

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 53,596,105, 53,714,191 and 54,875,237 shares issued at December 31, 2016, September 30, 2016 and December 31, 2015, respectively	536	537	549
Additional paid-in capital	390,065	390,587	403,737
Retained earnings	234,290	224,509	206,214
Accumulated other comprehensive income (loss)	1,806	1,044	(2,092)
Unearned compensation—ESOP, 2,678,800, 2,709,242 and 2,800,564 at December 31, 2016, September 30, 2016 and December 31, 2015, respectively	(19,400)	(19,621)	(20,282)

Total stockholders’ equity	607,297	597,056	588,126

Total liabilities and stockholders’ equity	$4,436,002	$4,173,130	$3,524,509

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$40,172	$37,444	$31,555	$145,541	$118,586
Interest on debt securities:
Taxable	159	203	297	866	1,608
Tax-exempt	19	30	38	114	162
Dividends on equity securities	346	365	422	1,529	1,638
Interest on certificates of deposit	115	75	168	495	624
Other interest and dividend income	438	303	159	1,147	724

Total interest and dividend income	41,249	38,420	32,639	149,692	123,342

Interest expense:
Interest on deposits	6,962	6,273	4,800	24,124	18,479
Interest on short-term borrowings	—	—	5	6	5
Interest on long-term debt	868	845	495	3,007	1,967

Total interest expense	7,830	7,118	5,300	27,137	20,451

Net interest income	33,419	31,302	27,339	122,555	102,891
Provision for loan losses	1,304	858	544	7,180	6,667

Net interest income, after provision for loan losses	32,115	30,444	26,795	115,375	96,224

Non-interest income:
Customer service fees	2,231	2,170	2,114	8,484	7,923
Loan fees	282	293	203	865	917
Mortgage banking gains, net	125	274	119	573	535
Gain (loss) on sales of securities, net	2,627	266	(57)	3,020	2,432
Income from bank-owned life insurance	294	296	295	1,188	1,225
Other income	55	2	—	60	8

Total non-interest income	5,614	3,301	2,674	14,190	13,040

Non-interest expenses:
Salaries and employee benefits	12,167	12,169	11,618	48,828	44,737
Occupancy and equipment	2,881	2,577	2,482	10,809	9,876
Data processing	1,331	1,293	1,317	5,135	5,204
Marketing and advertising	973	832	1,160	3,217	3,715
Professional services	969	663	652	2,965	2,633
Foreclosed real estate	2	(11)	109	30	234
Deposit insurance	481	572	527	2,037	1,989
Other general and administrative	974	1,069	1,322	4,473	4,303

Total non-interest expenses	19,778	19,164	19,187	77,494	72,691

Income before income taxes	17,951	14,581	10,282	52,071	36,573
Provision for income taxes	6,642	5,084	3,407	17,881	11,966

Net income	$11,309	$9,497	$6,875	$34,190	$24,607

Earnings per share:
Basic	$0.22	$0.19	$0.13	$0.67	$0.47
Diluted	$0.22	$0.18	$0.13	$0.65	$0.46
Weighted average shares:
Basic	50,940,037	50,982,633	51,982,009	51,128,914	51,965,036
Diluted	52,102,511	52,093,009	53,092,652	52,248,308	53,071,932

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$3,792,961	$41,394	4.34%	$3,614,168	$38,684	4.26%	$2,995,593	$32,427	4.29%
Securities and certificates of deposit	147,509	778	2.10	157,293	823	2.08	242,945	1,100	1.80
Other interest-earning assets (3)	244,241	438	0.71	148,425	303	0.81	78,836	159	0.80

Total interest-earning assets	4,184,711	42,610	4.05	3,919,886	39,810	4.04	3,317,374	33,686	4.03

Noninterest-earning assets	113,336			117,703			114,080

Total assets	$4,298,047			$4,037,589			$3,431,454

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$577,419	$1,025	0.71	$493,612	816	0.66	$308,105	$455	0.59
Money market deposits	907,157	1,955	0.86	836,941	1,715	0.82	873,355	1,762	0.80
Regular savings and other deposits	301,832	108	0.14	298,799	107	0.14	284,085	102	0.14
Certificates of deposit	1,139,816	3,874	1.35	1,085,898	3,635	1.33	831,152	2,481	1.18

Total interest-bearing deposits	2,926,224	6,962	0.95	2,715,250	6,273	0.92	2,296,697	4,800	0.83
Borrowings	325,421	868	1.06	320,091	845	1.05	151,416	500	1.31

Total interest-bearing liabilities	3,251,645	7,830	0.96	3,035,341	7,118	0.93	2,448,113	5,300	0.86

Noninterest-bearing demand deposits	416,727			383,953			370,061
Other noninterest-bearing liabilities	26,977			23,977			24,285

Total liabilities	3,695,349			3,443,271			2,842,459
Total stockholders’ equity	602,698			594,318			588,995

Total liabilities and stockholders’ equity	$4,298,047			$4,037,589			$3,431,454

Net interest-earning assets	$933,066			$884,545			$869,261

Fully tax-equivalent net interest income		34,780			32,692			28,386
Less: tax-equivalent adjustments		(1,361)			(1,390)			(1,047)

Net interest income		$33,419			$31,302			$27,339

Interest rate spread (1)(4)			3.09%			3.11%			3.17%
Net interest margin (1)(5)			3.31%			3.32%			3.39%
Average interest-earning assets to average interest-bearing liabilities		128.70%			129.14%			135.51%
Supplemental Information:
Total deposits, including noninterest-bearing demand deposits	$3,342,951	$6,962	0.83%	$3,099,203	$6,273	0.81%	$2,666,758	$4,800	0.71%
Total deposits and borrowings, including noninterest-bearing demand deposits	$3,668,372	$7,830	0.85%	$3,419,294	$7,118	0.83%	$2,818,174	$5,300	0.75%

(1)	Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended December 31, 2016, September 30, 2016 and December 31, 2015, yields on loans before tax-equivalent adjustments were 4.21%, 4.12% and 4.18%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 1.72%, 1.70% and 1.51%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.92%, 3.90% and 3.90%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015 was 2.96%, 2.97% and 3.04%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015 was 3.18%, 3.18% and 3.27%, respectively.
(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Years Ended December 31,
	2016			2015
	Average Balance	Interest (1)	Yield Cost (1)	Average Balance	Interest (1)	Yield Cost (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$3,495,088	$150,182	4.30%	$2,801,970	$121,859	4.35%
Securities and certificates of deposit	183,828	3,629	1.97	268,398	4,719	1.76
Other interest-earning assets (3)	146,786	1,147	0.78	158,463	724	0.46

Total interest-earning assets	3,825,702	154,958	4.05	3,228,831	127,302	3.94

Noninterest-earning assets	116,985			114,081

Total assets	$3,942,687			$3,342,912

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$469,103	$2,988	0.64	$295,958	$1,709	0.58
Money market deposits	857,952	7,025	0.82	928,712	7,663	0.83
Regular savings and other deposits	296,951	424	0.14	281,389	459	0.16
Certificates of deposit	1,042,425	13,687	1.31	745,866	8,648	1.16

Total interest-bearing deposits	2,666,431	24,124	0.90	2,251,925	18,479	0.82
Borrowings	277,586	3,013	1.09	146,364	1,972	1.35

Total interest-bearing liabilities	2,944,017	27,137	0.92	2,398,289	20,451	0.85

Noninterest-bearing demand deposits	382,644			335,060
Other noninterest-bearing liabilities	23,879			22,605

Total liabilities	3,350,540			2,755,954
Total stockholders’ equity	592,147			586,958

Total liabilities and stockholders’ equity	$3,942,687			$3,342,912

Net interest-earning assets	$881,685			$830,542

Fully tax-equivalent net interest income		127,821			106,851
Less: tax-equivalent adjustments		(5,266)			(3,960)

Net interest income		$122,555			$102,891

Interest rate spread (1)(4)			3.13%			3.09%
Net interest margin (1)(5)			3.34%			3.31%
Average interest-earning assets to average interest-bearing liabilities		129.95%			134.63%
Supplemental Information:
Total deposits, including noninterest-bearing demand deposits	$3,049,075	$24,124	0.79%	$2,586,985	$18,479	0.71%
Total deposits and borrowings, including noninterest-bearing demand deposits	$3,326,661	$27,137	0.82%	$2,733,349	$20,451	0.75%

(1)	Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the years ended December 31, 2016 and 2015, yields on loans before tax-equivalent adjustments were 4.16% and 4.23%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 1.63% and 1.50%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.91% and 3.82%, respectively. Interest rate spread before tax-equivalent adjustments for the years ended December 31, 2016 and 2015 was 2.99% and 2.97%, respectively, while net interest margin before tax-equivalent adjustments for the years ended December 31, 2016 and 2015 was 3.20% and 3.19%, respectively.
(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Years Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Key Performance Ratios
Return on average assets (1)	1.05%	0.94%	0.80%	0.87%	0.74%
Return on average equity (1)	7.51	6.39	4.67	5.77	4.19
Interest rate spread (1) (2)	3.09	3.11	3.17	3.13	3.09
Net interest margin (1) (3)	3.31	3.32	3.39	3.34	3.31
Non-interest expense to average assets (1)	1.84	1.90	2.24	1.97	2.17
Efficiency ratio (4)	54.33	55.81	63.81	57.95	64.05

	December 31, 2016	September 30, 2016	December 31, 2015
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$8,487	$8,828	$9,264
Home equity lines of credit	674	746	1,763
Multi-family	—	—	—
Commercial real estate	2,807	2,871	3,663
Construction	815	2,031	15,849
Commercial and industrial	653	730	805
Consumer	—	—	—

Total non-accrual loans	13,436	15,206	31,344
Foreclosed assets	—	—	—

Total non-performing assets	$13,436	$15,206	$31,344

Allowance for loan losses/total loans	1.02%	1.04%	1.08%
Allowance for loan losses/non-accrual loans	298.82	254.49	106.58
Non-accrual loans/total loans	0.34	0.41	1.02
Non-accrual loans/total assets	0.30	0.36	0.89
Non-performing assets/total assets	0.30	0.36	0.89

Capital and Share Related
Stockholders’ equity to total assets	13.69%	14.31%	16.69%
Book value per share	$11.33	$11.12	$10.72
Tangible book value per share	$11.08	$10.86	$10.47
Market value per share	$18.90	$15.57	$14.10
Shares outstanding	53,596,105	53,714,191	54,875,237

(1)	Annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)	The efficiency ratio is a non-GAAP measure representing non-interest expense divided by the sum of net interest income and non-interest income excluding gains or losses on sales of securities. The efficiency ratio is a common measure used by banks to understand expenses related to the generation of revenue. We have removed gains or losses on sales of securities as management deems them to be discretionary and not representative of operating performance.